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                                                                      EXHIBIT 21

                           DOLLAR GENERAL CORPORATION

                              List of Subsidiaries

                  Name of Subsidiary                                   State of Organization
                  ------------------                                   ---------------------
                   Dolgencorp, Inc.                                          Kentucky
               Dolgencorp, Inc. of Texas                                     Kentucky
              Dade Lease Management, Inc.                                    Delaware
            Dollar General Indiana Partners                                  Kentucky
         Greater Cumberland Insurance Company                                Vermont
      Dollar General Intellectual Properties, LLP                            Vermont